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                                  EXHIBIT 23.2

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated January 30, 2004 on the consolidated financial statements of Alpena Bancshares, Inc. as contained in the Form SB-2 of First Federal of Northern Michigan Bancorp, Inc. to be filed with the Securities and Exchange Commission on or about December 10, 2004. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                            /s/ Plante & Moran, PLLC


Auburn Hills, Michigan
December 9, 2004